EXHIBIT  10.41

     [DYNEX  CAPITAL,  INC.  LETTERHEAD]


October  20,  1998



Mr.  Adrian  Katz
Vice  Chairman  and  COO
AutoBond  Acceptance  Corporation
100  Congress  Avenue
Austin,  TX  78701

Dear  Adrian:

Pursuant to our discussions outlined below are adjusted terms relating to the warehouse financing agreements between AutoBond Acceptance Corporation ("AutoBond") and Dynex Capital, Inc. ("Dynex"). All existing agreements between AutoBond and Dynex remain in force with the exception of the modifications in this letter.

1. The advance rate on all financed contracts will be lowered from 104% to 88% of the principal balance of all contracts through a period ending the earlier of the settlement date of a securitization by Dynex of any of the AutoBond originated finance contracts or December 31, 1998 (the "Period Terminate Date"). The advance rate will retroactively revert to 104% at the Period Termination Date less any amounts that would otherwise have been paid as principal on the Funding Notes during such time period.

2. The financing costs through the Period Termination Date will be LIBOR plus 150 basis points (1.5%), consistent with the Dynex/Daiwa Securities financing rate. The financing costs will revert to the rates in the June 30, 1998 financing modification agreement at the Period Termination Date.

3. The "Commitment Termination Date" as defined and applicable in the June 9, 1998 Credit Agreement shall be modified to mean (a) July 31, 1999, upon 90 days' prior written notice from the Lender, or (b) if such notice is not given, July 31, 2000, Dynex management has also agreed to request the Dynex board of directors before the end of October, 1998 to extend the Commitment Termination Date an additional four months to November 30, 1999 and November 30, 2000.


Please  acknowledge  your  agreement  to  these modified terms by signing below.

Sincerely,



/s/  Lisa  R.  Cooke
--------------------
Lisa  R.  Cooke
Vice  President

AGREED  AND  ACKNOWLEDGED



/s/  Adrian  Katz
-----------------
Adrian  Katz

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